  As filed with the Securities and Exchange Commission on March 30,1999.
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                   RLI CORP.
             (Exact name of registrant as specified in its charter)

        Illinois                                     37-0889946
(State of incorporation)                          (I.R.S. Employer
                                               identification number)

              9025 North Lindbergh Drive, Peoria, Illinois 61615
                   (address of principal executive offices)

              RLI CORP. EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                 RLI CORP. DIRECTOR DEFERRED COMPENSATION PLAN
                   RLI CORP. KEY EMPLOYEE EXCESS BENEFIT PLAN
                           (Full Title of the plans)

                                 Kim J. Hensey
                     Vice President and Corporate Secretary
                                   RLI Corp.
                           9025 North Lindbergh Drive
                             Peoria, Illinois 61615
                                  309-692-1000
           (Name, address, and telephone number of agent for service)

Copy to:
Kurt W. Florian, Jr., Esq.
Katten Muchin & Zavis
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661-3693
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Exhibit Index on Sequentially Numbered Page 10.             Page 1 of 42.

                          CALCULATION OF REGISTRATION FEE

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                             Proposed       Proposed
 Title of                    Maximum        Maximum
Securities       Amount      Offering      Aggregate        Amount of
  to be          to be        Price         Offering       Registration
Registered     Registered   Per Share(1)    Price(1)          Fee(1)
Common         230,000      $29.6563       $6,820,949.00   $1,896.22
Stock, par     shares(2)
value $1
per share

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

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on March 24, 1999.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's common stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

                                   Part I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I (Plan information and Registrant information) will be sent or given to each executive participating in the RLI Corp. Executive Deferred Compensation Agreement and the RLI Corp. Key Employee Excess Benefit Plan and to each director participating in the RLI Corp. Director Deferred Compensation Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by RLI Corp. ("Company") with the Commission are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in this document, or in any other subsequently filed document incorporated by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     2.     The Company's Quarterly Reports on Form 10-Q filed pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act") for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

     3. The description of the Company's Common Stock, par value $1.00 per share ("Common Stock"), contained in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act, on June 7, 1993.

     4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

RLI Corp. is incorporated under the laws of the State of Illinois.

Under Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois ("Act"), an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interest of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The Company's Articles of Incorporation and By-Laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 8.75 of the Act; however, both provide that, notwithstanding anything in Section 8.75 of the Act to the contrary, no director or officer shall be indemnified or insured against any liability to the Company or to its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence with respect to the duties involved in the conduct of such person's office.

The Company maintains directors' and officers' liability insurance with an annual aggregate limit of $25,000,000 for the current policy period, subject to a $100,000 deductible at the corporate level, for each wrongful act where corporate reimbursement is not available to any director or officer. In addition, the Company has entered into indemnification agreements with each of its directors and officers which provide for the indemnification of such directors and officers to the fullest extent authorized or permitted by Illinois law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

     4.1 Articles of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998.)

     4.2 By-Laws of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998).

     4.3 RLI Corp. Executive Deferred Compensation Agreement (as attached at Pages 11 through 22).

     4.4 RLI Corp. Key Employee Excess Benefit Plan (as attached at Pages 23 through 30).

     4.5 RLI Corp. Director Deferred Compensation Plan (as attached at Pages 31 through 38).

     4.6 Form of Certificate representing shares of Common Stock of RLI Corp., an Illinois corporation (incorporated by reference to Exhibit 4.3 of the Amendment No. 1 to the Company's Registration Statement on Form S-3 as filed June 11, 1993, Registration Number 33-61788)

     5.1 Opinion of Katten Muchin & Zavis as to the legality of certain shares of the Common Stock being registered (as attached at Pages 39, 40 and 41).

     23.1 Consent of KPMG LLP (as attached at Page 42).

     23.2 Consent of Katten Muchin & Zavis (included in the Opinion filed as
Exhibit 5.1)

     24.1 Powers of Attorney (included in signature page)

Item 9.  Undertakings

The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

          i. To include any Prospectus required by Section 10(a)(3) of the Securities Act.

          ii. To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post effective amendment by such paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

The Company, pursuant to the requirements of the Securities Act, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Peoria, State of Illinois.

                                   RLI Corp.

Dated:     March 24, 1999       By:   /s/ CAMILLE J. HENSEY
                                   ----------------------------------
                                   Camille J. Hensey, Vice President
                                   and Corporate Secretary

                              Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, the undersigned constitute and appoint each of Joseph E. Dondanville and Camille J. Hensey their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, in any and all capacities (including any capacity as a director and/or officer of RLI Corp.), to sign any and all amendments (including, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the undersigned in the capacities and on the dates indicated.

Signature                       Capacity                   Date

/s/ GERALD D. STEPHENS          President, Chief          03/24/99
---------------------------     Executive Officer and
Gerald D. Stephens              Director (Principal
                                Executive Officer)


/s/ JOSEPH E. DONDANVILLE       Vice President, Chief     03/24/99
---------------------------     Financial Officer
Joseph E. Dondanville           (Principal Financial
                                and Accounting Officer)

/s/ BERNARD J. DAENZER          Director                  03/24/99
---------------------------
Bernard J. Daenzer

/s/ RICHARD J. HAAYEN           Director                  03/24/99
---------------------------
Richard J. Haayen

/s/ WILLIAM R. KEANE            Director                  03/24/99
---------------------------
William R. Keane

/s/ GERALD I. LENROW            Director                  03/24/99
---------------------------
Gerald I. Lenrow

/s/ JONATHAN E. MICHAEL         Director                  03/24/99
---------------------------
Jonathan E. Michael

/s/ EDWIN S. OVERMAN            Director                  03/24/99
---------------------------
Edwin S. Overman

/s/ EDWARD F. SUTKOWKSI         Director                  03/24/99
---------------------------
Edward F. Sutkowski

/s/ ROBERT O. VIETS             Director                  03/24/99
---------------------------
Robert O. Viets

                                INDEX TO EXHIBITS

                                             Sequentially
Exhibit                                        Numbered
   No.    Description of Exhibit                Page
-------   ----------------------             ------------
4.1       Articles of Incorporation                  (1)

4.2       By-Laws of the Company                     (1)

4.3       RLI Corp. Executive Deferred
          Compensation Agreement

4.4       RLI Corp. Key Employee
          Excess Benefit Plan

4.5       RLI Corp. Director Deferred
          Compensation Agreement

4.6       Form of Certificate representing
          shares of Common Stock of RLI Corp.         (2)

5.1       Opinion of Katten Muchin & Zavis

23.1      Consent of KPMG LLP

23.2      Consent of Katten Muchin & Zavis
          (included in Exhibit 5.1)

24.1      Powers of Attorney (included in
          signature page of this
          Registration Statement)

(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1998.

(2) Incorporated by reference to Exhibit 4.3 of the Amendment No. 1 to the Company's Registration Statement on Form S-3 as filed June 11, 1993, Registration Number 33-61788.